                                                                    EXHIBIT 21.1

NAME OF SUBSIDIARY                           STATE OF ORGANIZATION                NAMES USED TO TRANSACT BUSINESS
------------------                           ---------------------                -------------------------------
Buford Bros., Inc.                           Tennessee                            Industrial Distribution Group

Cardinal Machinery, Inc.                     Tennessee                            Industrial Distribution Group

E.C. Blackstone Company                      Georgia                              Industrial Distribution Group

IDG USA, LLC                                 Georgia                              Boring-Smith
                                                                                  Dixie Industrial
                                                                                  Industrial Distribution Group
                                                                                  Industrial Distribution Group --
                                                                                    New England
                                                                                  R.F. Ker Co.

IDG-Mexico, Inc.                             Georgia                              None

The New England Group Industrial
 Distributors, Inc.                          New Hampshire                        Industrial Distribution Group
                                                                                  IDG -- New England